Exhibit 28(i)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Counsel” in Post-Effective Amendment No. 40 to the Registration Statement on Form N-1A of Gabelli Capital Series Funds, Inc. as filed with the Securities and Exchange Commission on or about April 30, 2021.

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

New York, New York

April 30, 2021